EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended June 13, 2014

Current Month				Rolling Performance*				Rolling Risk Metrics* (July 2009 – June 2014)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.4%	0.0%	-5.4%	-4.1%	-6.9%	-5.1%	0.8%	-5.1%	10.3%	-28.6%	-0.5	-0.6
B**	0.4%	0.0%	-5.7%	-4.7%	-7.5%	-5.7%	0.1%	-5.7%	10.3%	-29.9%	-0.5	-0.7
Legacy 1***	0.5%	0.0%	-4.5%	-2.2%	-4.9%	-3.2%	N/A	-3.2%	10.1%	-23.7%	-0.3	-0.4
Legacy 2***	0.5%	0.0%	-4.6%	-2.4%	-5.2%	-3.5%	N/A	-3.5%	10.1%	-24.4%	-0.3	-0.5
Global 1***	0.5%	0.1%	-4.3%	-1.8%	-4.2%	-4.1%	N/A	-4.1%	9.7%	-21.9%	-0.4	-0.5
Global 2***	0.5%	0.0%	-4.4%	-2.0%	-4.5%	-4.4%	N/A	-4.4%	9.6%	-22.4%	-0.4	-0.6
Global 3***	0.4%	0.0%	-5.2%	-3.6%	-6.1%	-6.0%	N/A	-6.0%	9.6%	-27.9%	-0.6	-0.8

S&P 500 Total Return Index****	-0.6%	0.8%	5.8%	23.0%	16.1%	18.5%	7.6%	18.5%	13.4%	-16.3%	1.3	2.3
Barclays Capital U.S. Long Gov Index****	0.4%	-1.5%	10.6%	5.0%	8.2%	7.1%	7.0%	7.1%	11.3%	-15.5%	0.7	1.1
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	30%					30%
Energy	12%	Long	Brent Crude Oil	3.2%	Long	12%	Long	Brent Crude Oil	3.2%	Long
			Crude Oil	2.7%	Long			Crude Oil	2.7%	Long
Grains/Foods	9%	Short	Soybeans	1.6%	Long	9%	Short	Soybeans	1.6%	Long
			Corn	1.3%	Short			Corn	1.3%	Short
Metals	9%	Short	Gold	2.7%	Short	9%	Short	Gold	2.7%	Short
			Copper LME	1.5%	Short			Copper LME	1.5%	Short
FINANCIALS	70%					70%
Currencies	24%	Short $	British Pound	4.2%	Long	24%	Short $	British Pound	4.2%	Long
			Japanese Yen	2.2%	Short			Japanese Yen	2.2%	Short
Equities	24%	Long	S&P 500	4.6%	Long	24%	Long	S&P 500	4.6%	Long
			Dax Index	2.8%	Long			Dax Index	2.8%	Long
Fixed Income	22%	Long	Schatz	3.8%	Long	22%	Long	Schatz	3.8%	Long
			Bunds	3.6%	Long			Bunds	3.6%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets rallied to nine-month highs due to investor anxiety caused by escalating violence in Iraq and by a larger-than-expected decline in U.S. inventories.  Natural gas markets also moved higher, driven by weaker-than-expected supply data.

Grains/Foods
Corn prices fell to four-month lows after the U.S. Department of Agriculture reported larger-than-expected supplies.  Forecasts for rain and warm temperatures in the Midwest also played a role in driving grains markets lower.  Live cattle prices rose over 5% higher because of weak supplies and increased demand driven by the peak summer grilling season.

Metals
Precious metals markets rallied as the deteriorating situation in Iraq increased demand for safe-haven assets.  Prices were also supported by investors covering short positions to lock-in profits from recent downtrends.  Copper prices declined to a 6-week low because of speculation a Chinese probe into warehousing at a key Chinese port will impact demand.

Currencies
The euro fell sharply against global counterparts following the European Central Banks’ decision to augment economic stimulus initiatives.  In the U.K., the British pound rose sharply after the Bank of England hinted at a sooner-than-expected increase in interest rates.   The U.S. dollar also moved higher, propelled by bullish U.S. economic data and on beliefs the U.S. Federal Reserve may decide to increase interest rates earlier than previously expected.

Equities
U.S. and European equity markets were driven lower by weak U.S. employment and retail sales data.  Risk-aversion caused by the Iraqi conflict also weighed on stock prices.  The Japanese Nikkei 225 Index finished higher due to a late-week rally driven by optimism surrounding newly proposed stimulus plans by the Bank of Japan.

Fixed Income
U.S. Treasury markets finished mixed due to uncertainty ahead of next week’s Federal Reserve monetary policy meeting.  U.K. Gilts fell under pressure from decreased safe-haven demand in the U.K. which was driven by strong economic data from the region.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.